THIS ORDERLY MARKET AGREEMENT ("Agreement") is dated ___ April 2023

THE PARTIES

(1) **Christophe Beverly Hills, LLC;**

(2) **United Global FZCO; and**

(3) **United Express, Inc.** (the "**Company**")

BACKGROUND

(A) Reference is made to that certain Share Purchase Agreement dated __ April 2023 (the "**United Global Purchase Agreement**") among **Arithmetic, LLC,** as Seller and **United Global FZCO,** as Purchaser of the 14,001,000 Subject Shares referenced therein.

(B) Reference is made to that certain Share Purchase Agreement dated __ April 2023 (the "**Christophe Purchase Agreement**" and together with the United Global Purchase Agreement, collectively, the "**Purchase Agreement**") among **United Global FZCO,** as Seller and **Christophe Beverly Hills, LLC,** as Purchaser of the 4,667,000 Sale Shares referenced therein.

(C) Unless otherwise defined herein all capitalized terms when used I this Agreement shall have the same meaning as that term is defined in the particular Purchase Agreement.

(D) In order to provide for an orderly market for the shares of Company Common Stock, each of the above-referenced parties to this Orderly Market Agreement **(the "Parties")** do hereby agree pursuant to this Agreement to enter into certain restrictions with regards to the Disposal of the 14,001,000 shares of Company Common Stock (the "**Shares**") owned of record or beneficially by all of the Parties.

NOW THEREFORE, IT IS HEREBY AGREED by each of the Parties as follows:

1. **INTERPRETATION**

1.1 In this Agreement, the following words and expressions shall (save where the context otherwise requires) have the following meanings:

Act	All laws & regulations applicable to the Company and the transfer of the Shares.
Affiliate	Any Person or entity, controlling controlled by or under common control with the Company, **United Global FZCO,** or **Christophe Beverly Hills, LLC.**
Board	the board of Directors of the Company which until the End Date may include Andrei, Stoukan, if approved by **United Global FZCO**.

Company Shall mean United Express, Inc., a Nevada USA corporation.

Director a director of the Company from time to time, whether directly or

Disposal indirectly a sale or transfer or any disposition of Shares whatsoever including an agreement to effect any of the foregoing or the creation of any option or charge which could lead to any of the foregoing, and the expression "**Dispose of**" shall be construed accordingly.

End Date the date thirty six (36) months from the date of execution of this Agreement.

Group the Company and its subsidiaries from time to time. Each company in the Group is a **Group Company**.

Restricted Shares those Shares legally and/or beneficially owned by each Shareholder and any Shares allotted and issued to or acquired by each Shareholder on or before the date of this Agreement but prior to the End Date whether by purchase or on exercise of any warrants or options they may hold from time to time or otherwise and any share capital of the Company into which Restricted Shares are converted during such period.

Securities Laws means the United States Securities Act of 1933, as amended and the Securities and Exchange Act of 1934, as amended;

Shares means the shares of Company Common Stock.

Shareholder means any one or more of Unity Global or Christophe or any of their Affiliates.

Trading Day means a day on which trading in securities may take place on the OTCQB or on any other securities market or securities exchange in which shares of Company Common Stock may trade.

1.2 In this Agreement, a reference to:

1.2.1 a statutory provision includes a reference to the statutory provision as replaced, modified or re-enacted from time to time before or after the date of this Agreement and any subordinate legislation made under the statutory provision before or after the date of this Agreement and includes any statute, statutory provision or subordinate legislation that it amends or re-enacts;

1.2.2 a Person includes a reference to an individual, body corporate, association, government, state, agency of state or any undertaking (whether or not having a legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

1.2.3 unless the context otherwise requires, a reference to one gender shall include a

reference to the other gender;

1.2.4 a Party means a Party to this Agreement and includes its permitted assignees and/or the successors in title to substantially the whole of its undertaking and, in the case of an individual, to his estate and personal representatives;

1.2.5 a company (other than the Company) shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

1.2.6 references to clauses, unless the context otherwise requires, are to clauses of this Agreement;

1.2.7 writing shall include any mode of reproducing words in a legible form;

1.2.8 includes and including shall mean including without limitation; and

1.2.9 this Agreement or any provision of this Agreement or any document is to this Agreement, that provision or that document as in force for the time being and as amended from time to time in accordance with the terms of this Agreement or that document or with the agreement of the relevant Parties.

1.3 Words importing the singular include the plural and vice versa.

2 EFFECTIVE DATE

This Agreement shall take effect on its date.

3 RESTRICTION

3.1 (a) Subject to Clause 3.2 below, for the period from the date of this Agreement until the End Date, each Shareholder undertakes to effect any Disposal of Restricted Shares held by it only after having sent written notice to all of the other Shareholders to this Agreement and to the Board of its intention to Dispose of the Restricted Shares at such time or times, for such number of Restricted Shares and at such price or prices as are indicated in the notice to the other Shareholders and to the Board (the "**Sale Notice**"). Such Sale Notice may be given by electronic mail or by certified or registered mail, return receipt requested. The Shareholder may only Dispose of Restricted Shares after having received an opinion of legal counsel to the Company that such Disposal would not result in a violation of the Securities Laws. The Company agrees to promptly notify legal counsel of such Sale Notice and request the aforementioned legal opinion.

(b) **Notwithstanding anything to the contrary, express or implied, contained in this Agreement, it is the intention of the Parties hereto and of the Company that Disposals of Restricted Shares shall be made only on an equitable pro-rata basis among the Shareholders based on the amount and percentage by which Restricted Shares owned by each of the Shareholders bears to the Restricted Shares owned by all Shareholders. For the avoidance of doubt, if, for example, one Shareholder seeks to Dispose of 10% of the total number of Restricted Shares owned by it, then all other Shareholders may Dispose of Restricted Shares representing 10% of the total number of Restricted Shares owned by each of such other Shareholders.**

(c) If at the end of ten (10) Business Days from the receipt by the Board of a Shareholder's Sale Notice of its intention to Dispose of the Restricted Shares unless such Shareholder has received from the Board written notification from legal counsel to the Company that such Disposal could result in a violation of the Securities Laws, the Shareholder may Dispose of the number of Restricted Shares set forth in the Sale Notice and other Shareholders may Dispose of their pro-rata portion of Restricted Shares as set forth in Clause 3.1(b) above..

The Shareholder shall not contact or communicate (directly or indirectly) with any third Party and/or third-Party broker informing it of each Shareholder's intention or desire to Dispose of any Shares or any interest in Shares if the Board or its successor shall determine that the proposed Disposal of Restricted Shares at the proposed price per Share is contrary to the maintenance of an orderly market

3.2 Notwithstanding anything to the contrary, express or implied, contained in this Agreement. with a view to maintaining an orderly market in Company Shares, no Shareholder may Dispose of any Restricted Shares until (a) October 2023 and (b) thereafter, not more than 25% of his or its Restricted Shares may be Disposed of in any one or more period of 90 days. In addition, Disposal of any Restricted Shares shall be permitted unless such Disposal is, in the opinion of legal counsel to the Company and the Board, in compliance with the rules and regulations promulgated under Securities Laws.

3.3 The provisions of Clause 3.2 above shall not apply to a Disposal made in connection with a **Sale of Control** of the Company, defined as:

3.3.1 acceptance of a general offer for the whole of the issued equity share capital of the Company (other than any equity share capital held by or committed to the offeror and/or persons acting in concert with the offeror) made in accordance with the Act that has been recommended and continues to be recommended by the Board;

3.3.2 the execution of an irrevocable commitment to accept a general offer for the whole of the issued equity share capital of the Company (other than any equity share capital held by or committed to the offeror and/or persons acting in concert with the offeror) which has been and continues to be recommended by the Board or where the irrevocable commitment is expressed to be conditional upon such general offer being so recommended;

3.3.3 pursuant to any compromise or arrangement providing for the acquisition by any person (or group of persons acting in concert) of 50 per cent or more of the equity share capital of the Company and which compromise or arrangement has been sanctioned by the courts;

3.3.4 pursuant to an offer by or an agreement with the Company to purchase its own shares which is made on identical terms to all holders of shares and otherwise complies with the Acts;

3.3.5 by each Shareholder at any time or by the personal representatives of each Shareholder if he shall die during the period of such restrictions and in either case made by way of a gift, provided that if the Disposal is made before the End Date then the transferee shall enter into a Agreement with the Company relating to the Restricted Shares in the same terms as this Agreement but containing

such modifications as shall be required in the circumstances;

3.3.6 pursuant to a court order; or

3.3.7 to a family member, provided that if the Disposal is made before the End Date then any such family member the transferee shall enter into a Agreement with the Company relating to the Restricted Shares in the same terms as this Agreement but containing such modifications as shall be required in the circumstances.

4. AUTHORITY AND CONSENT

Each Shareholder warrants and represents to each of the Company and the Board that it has the power and authority to enter into and give the undertakings in this Agreement without obtaining the consent of any third Party.

5. VARIATION, WAIVER AND REMEDIES

5.1 No variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each Party that shall be affected by such variation.

5.2 No waiver by a Party of any right or remedy under this Agreement or provided by law shall be effective unless it is specific, in writing and signed by or on behalf of the Party waiving the right or remedy. Any such waiver shall be effective only as regards the specific matter or circumstances in relation to which it is given and shall not prejudice or affect any other rights or remedies of the Parties. A waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breach.

5.3 A failure by a Party to exercise, or a delay by it in exercising, any right or remedy under this Agreement or provided by law shall not constitute a waiver of that or any other right or remedy. The single or partial exercise by a Party of any right or remedy under this Agreement or provided by law shall not preclude any other or further exercise of that right or remedy or the exercise of any other right or remedy.

5.4 Notwithstanding any express rights and remedies provided under this Agreement and without prejudice to any other rights and remedies which the Company and the Board may have, each Shareholder acknowledges and agrees that:

5.4.1 damages alone may not be an adequate remedy for any breach by a Shareholder of the terms of this Agreement;

5.4.2 the Company and the Board shall each be entitled without proof of special damages to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach by a Shareholder of the terms of this Agreement; and

5.4.3 each Shareholder will not contest the appropriateness or availability of such relief.

5.5 The rights and remedies of the Parties under this Agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

6 FURTHER ASSURANCE

Each Shareholder shall execute and deliver all such further documents and Agreements and perform all such further acts as either the Company or the Board may reasonably require from time to time for the purpose of giving full effect to the terms of this Agreement.

7 ASSIGNMENT

No Party shall assign, transfer, subcontract, grant any security interest over, create any trust in respect of or deal in any other manner with any of its rights or obligations under this Agreement without the prior written consent of each other Party.

8 COSTS

Each of the Parties shall pay its own costs and expenses (including legal fees and value added tax (if any)) incurred by it in connection with the negotiation, preparation and execution of this Agreement and the completion of the transactions contemplated by this Agreement.

9 ENTIRE AGREEMENT

This Agreement contains the entire and only agreement between the Parties relating to the matters dealt with in this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes all previous agreements (whether written or oral) between the Parties or any of them relating to those matters.

10 INVALIDITY

10.1 If any provision of this Agreement is or becomes illegal, invalid or unenforceable in whole or in part, then such provision shall apply with whatever modification is necessary so that it is legal, valid and enforceable and gives effect to the commercial intention of the Parties. If such modification is not possible, then the provision or the relevant part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed to be deleted from this Agreement.

10.2 If any provision or any part of any provision of this Agreement is modified or deleted in accordance with Clause 10, the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

11 SUCCESSORS

This Agreement shall operate for the benefit of and be binding upon the successors and permitted assignees of each of the Shareholders and their Affiliates and references in this Agreement to the Parties shall be construed accordingly.

12 THIRD PARTY RIGHTS

Nothing in this Agreement shall confer on a person who is not a Party to this Agreement any right to enforce or enjoy the benefit of any term of this Agreement.

13 NO PARTNERSHIP OR AGENCY

Nothing in this Agreement is intended, or shall operate, to create a partnership of any kind between the Parties or any of them or to authorise any Party to act as the agent of any other Party for any purpose.

14 NOTICES

14.1 A notice under this Agreement must be:

14.1.1 in writing and signed by or on behalf of the Party giving it; and

14.1.2 delivered personally or sent by pre-paid first class post to the Party to whom it is being given at its address and marked for the attention of the person specified in Clause 14.2 (or such other address or person as that Party may from time to time specify by notice given in accordance with this Clause 14).

14.2 The notice details of the Parties for the purposes of Clause 14.1 are:

14.2.1 in the case of the Company:

Address: 4345 West Post Road, Las Vegas, Nevada 89118

Attention: Andrei Stoukan, CEO

14.2.2 in the case of each Shareholder the address set out in this Agreement;

14.3 A Party may at any time give notice to any other Party of a change to its notice details specified in Clause 14.2 but no such change shall take effect until the fifth day after the date on which notice of the change is received by that other Party or such later date as may be specified in the notice.

14.4 A notice under this Agreement shall, in the absence of earlier receipt, be deemed to have been received:

14.4.1 if delivered personally, at the time of delivery; or

14.4.2 if sent by prepaid first class post, on the second business day after posting.

14.5 A notice under this Agreement received or deemed to have been received outside business hours shall be deemed not to have been received until the start of the next period of business hours (and, for this purpose, business hours means 9.00 a.m. to 6.00 p.m. London time on a day which is not a Saturday, Sunday or public holiday in the United Arab Emirates).

14.6 A notice given under or in connection with this Agreement is not valid if sent by email.

15 COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts but shall not be effective until each Party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement but all the counterparts shall together constitute one and the same instrument.

16 GOVERNING LAW AND JURISDICTION

16.1 This Agreement (and any non-contractual obligations arising out of or in connection with this Agreement) shall be governed by, and construed in accordance with the law of the State of Nevada, United States

Any disputes, controversies or differences arising out of or in connection with this Agreement, including any question regarding the existence, validity or termination of this Agreement, and/or this arbitration clause, shall be referred to and finally resolved by final an binding arbitration for a retired judge in accordance with rules of JAMS Dispute Resolution in Los Angeles California, USA and the language of arbitration shall be English. The decision of the arbitrator shall be final and binding on the Parties hereto may be enforced against the Purchaser in any federal court of competent jurisdiction in the State of California or against the Seller, the Majority Shareholder or Unity in any of the courts of England and Wales located in London, England.

16.2 Notwithstanding the provisions of Clause 16.1, either Party may issue formal legal proceedings seeking an injunction or specific performance of this Agreement and any of the Transaction Documents at any time whether or not the steps referred to in Clause 16.2 have been completed.

Signature page follows

IN WITNESS WHEREOF, this Agreement has been duly executed and is delivered on the date written at the beginning of this Agreement.

SIGNED AS A DEED by **Christophe Beverly Hills, LLC**, by Colin Conway, **its manager**, in the presence of:

Signature
Manager

____

Signature of witness

Name: (in CAPITAL LETTERS)

Address:

EXECUTED AS A DEED for and on behalf of **United Express Inc.** by Andrei Stoukan**, its Chief Executive Officer and Director**, in the presence of:

Signature
Director

____

Signature of witness

Name: (in CAPITAL LETTERS)

Address:

EXECUTED AS A DEED for and on behalf of **Unity Global FZCO** by Jeremy Harbour**, a director**, in the presence of:

Signature
Director

____

Signature of witness

Name: (in CAPITAL LETTERS)

Address: